SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2006
Jefferies Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

New York	1-14947	95-4719745

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., 12th Floor, New York, New York		10022

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 212-284-2550
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events
     On January 26, 2006, Jefferies Group, Inc. (the “Company”) completed the public offering of $500 million aggregate principal amount of its 6.250% Senior Debentures due 2036 (the “Debentures”). The Debentures were issued and sold pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-130325). The Debentures were issued under an indenture, dated as of March 12, 2002, between the Company and the The Bank of New York, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 15, 2003 between the Company and the Trustee (the “Indenture”), subject to the designation of the terms of the Debentures in the form of an Officers’ Certificate dated as of January 26, 2005 executed pursuant to Section 3.01 of the Indenture.
ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit 4.1	Indenture (Senior Securities) dated as of March 12, 2002 by and between Jefferies Group, Inc. and The Bank of New York, as Trustee is incorporated by reference to Exhibit 4.3 to Jefferies Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 28, 2003.

Exhibit 4.2	First Supplemental Indenture dated as of July 15, 2003 to Indenture dated as of March 12, 2002 by and between Jefferies Group, Inc. and The Bank of New York is incorporated by reference to Exhibit 4.2 to Jefferies Group, Inc.’s Registration Statement on Form S-3 (No. 333-107032).

Exhibit 4.3	Officers’ Certificate, dated as of January 26, 2006, establishing the terms of the 6.250% Senior Debentures due 2036 and including the form of the Global Security as Exhibit A.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERIES GROUP, INC.
Date: January 27, 2006	By:	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary

Exhibit List

Exhibit 4.1	Indenture (Senior Securities) dated as of March 12, 2002 by and between Jefferies Group, Inc. and The Bank of New York, as Trustee is incorporated by reference to Exhibit 4.3 to Jefferies Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 28, 2003.

Exhibit 4.2	First Supplemental Indenture dated as of July 15, 2003 to Indenture dated as of March 12, 2002 by and between Jefferies Group, Inc. and The Bank of New York is incorporated by reference to Exhibit 4.2 to Jefferies Group, Inc.’s Registration Statement on Form S-3 (No. 333-107032).

Exhibit 4.3	Officers’ Certificate, dated as of January 26, 2006, establishing the terms of the 6.250% Senior Debentures due 2036 and including the form of the Global Security as Exhibit A.